EXHIBIT 4.2.1(yyy)

Upon recording, return to:

Ms. Shawne M. Keenan

Eversheds Sutherland (US) LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SEVENTY-SIXTH SUPPLEMENTAL

INDENTURE

Relating to the

Series 2017C (Burke) Note

Series 2017D (Burke) Note

Series 2017E (Burke) Note

Series 2017F (Burke) Note

Dated as of December 1, 2017

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA § 560-11-8-.14(A) BECAUSE THIS INSTRUMENT SECURES NOTES, THE BENEFICIAL OWNER OF WHICH IS THE DEVELOPMENT AUTHORITY OF BURKE COUNTY, GEORGIA.

THIS SEVENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of December 1, 2017, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture, as provided in Section 2.1 hereof);

WHEREAS, the Company has heretofore executed and delivered to the Trustee seventy-five Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the seventy-five Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Development Authority of Burke County (the “Authority”) has agreed to issue $100,000,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017C (the “Series 2017C Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of December 1, 2017, relating thereto (the “Series 2017C Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017C Bonds will be evidenced by that certain Series 2017C (Burke) Note, to be dated the date of its authentication (the “Series 2017C (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017C Trustee”), as assignee and pledgee of the Authority pursuant to the Trust Indenture, dated as of December 1, 2017, between the Authority and the Series 2017C Trustee;

WHEREAS, the Authority has agreed to issue $100,000,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017D (the “Series 2017D Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of December 1, 2017, relating thereto (the “Series 2017D Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017D Bonds will be evidenced by that certain Series 2017D (Burke) Note, to be dated the date of its authentication (the “Series 2017D (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017D Trustee”), as assignee and pledgee of the Authority pursuant to the Trust Indenture, dated as of December 1, 2017, between the Authority and the Series 2017D Trustee;

WHEREAS, the Authority has agreed to issue $100,000,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017E (the “Series 2017E Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of December 1, 2017, relating thereto (the “Series 2017E Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017E Bonds will be evidenced by that certain Series 2017E (Burke) Note, to be dated the date of its authentication (the “Series 2017E (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017E Trustee”), as assignee and pledgee of the Authority pursuant to the Trust Indenture, dated as of December 1, 2017, between the Authority and the Series 2017E Trustee;

WHEREAS, the Authority has agreed to issue $99,785,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017F (the “Series 2017F Bonds” and, together with the Series 2017C Bonds, the Series 2017D Bonds and the Series 2017E Bonds, collectively, the “Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of December 1, 2017, relating thereto (the “Series 2017F Loan Agreement” and, together with the Series 2017C Loan Agreement, the Series 2017D Loan Agreement and the Series 2017E Loan Agreement, collectively, the “Loan Agreements”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017F Bonds will be evidenced by that certain Series 2017F (Burke) Note, to be dated the date of its authentication (the “Series 2017F (Burke) Note” and, together with the Series 2017C (Burke) Note, the Series 2017D (Burke) Note and the Series 2017E (Burke) Note, collectively, the “Notes”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017F Trustee”), as assignee and pledgee of the Authority pursuant to the Trust Indenture, dated as of December 1, 2017, between the Authority and the Series 2017F Trustee;

WHEREAS, the proceeds of the Bonds will be used to redeem certain outstanding pollution control revenue bonds previously issued on behalf of the Company by the Authority;

WHEREAS, the Company desires to execute and deliver this Seventy-Sixth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Notes as Additional Obligations and specifying the forms and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to create a series of

Additional Obligations under the Indenture and to make provisions for such series of Additional Obligations and (ii) to convey and confirm unto the Trustee any property subject or required to be subject to the lien of the Indenture; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Notes, to make the Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes, in accordance with its terms, have been done and taken, and the execution and delivery of this Seventy-Sixth Supplemental Indenture have been in all respects duly authorized by the Company.

NOW, THEREFORE, THIS SEVENTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SEVENTY-SIXTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE NOTES AND CERTAIN PROVISIONS RELATING THERETO

Section 1.1                                   Authorization and Terms of the Notes

A.                 The Series 2017C (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017C (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 A hereof.  The aggregate principal amount of the Series 2017C (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $100,000,000.

The Series 2017C (Burke) Note shall be dated the date of its authentication.  The Series 2017C (Burke) Note shall mature on November 1, 2045 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 A hereof.  The Series 2017C (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017C Trustee.

All payments, including prepayments, made on the Series 2017C (Burke) Note shall be made as provided in the Series 2017C (Burke) Note and the Series 2017C Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017C Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

B.                 The Series 2017D (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017D (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 B hereof.  The aggregate principal amount of the Series 2017D (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $100,000,000.

The Series 2017D (Burke) Note shall be dated the date of its authentication.  The Series 2017D (Burke) Note shall mature on November 1, 2045 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 B hereof.  The Series 2017D (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017D Trustee.

All payments, including prepayments, made on the Series 2017D (Burke) Note shall be made as provided in the Series 2017D (Burke) Note and the Series 2017D Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017D Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

C.                 The Series 2017E (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017E (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 C hereof.  The aggregate principal amount of the Series 2017E (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $100,000,000.

The Series 2017E (Burke) Note shall be dated the date of its authentication.  The Series 2017E (Burke) Note shall mature on November 1, 2045 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 C hereof.  The Series 2017E (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017E Trustee.

All payments, including prepayments, made on the Series 2017E (Burke) Note shall be made as provided in the Series 2017E (Burke) Note and the Series 2017E Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017E Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

D.                 The Series 2017F (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017F (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 D hereof.  The aggregate principal amount of the Series 2017F (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $99,785,000.

The Series 2017F (Burke) Note shall be dated the date of its authentication.  The Series 2017 (Burke) Note shall mature on November 1, 2045 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 D hereof.  The Series 2017F (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017F Trustee.

All payments, including prepayments, made on the Series 2017F (Burke) Note shall be made as provided in the Series 2017F (Burke) Note and the Series 2017F Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017F Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2                                   Form of the Notes

A.                 The Series 2017C (Burke) Note

The Series 2017C (Burke) Note and the Trustee’s certificate of authentication for the Series 2017C (Burke) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017C (Burke) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

B.                 The Series 2017D (Burke) Note

The Series 2017D (Burke) Note and the Trustee’s certificate of authentication for the Series 2017D (Burke) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017D (Burke) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

C.                 The Series 2017E (Burke) Note

The Series 2017E (Burke) Note and the Trustee’s certificate of authentication for the Series 2017E (Burke) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017E (Burke) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

D.                 The Series 2017F (Burke) Note

The Series 2017F (Burke) Note and the Trustee’s certificate of authentication for the Series 2017F (Burke) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017F (Burke) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1                                   Supplemental Indenture. This Seventy-Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of the Notes, the Loan Agreements or this Seventy-Sixth Supplemental Indenture, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to the payment or redemption of all Obligations shall be applicable to the Notes to the same extent as if specifically set forth herein.  All capitalized terms used in this Seventy-Sixth Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

Section 2.2                                   Recitals. All recitals in this Seventy-Sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3                                   Successors and Assigns. Whenever in this Seventy-Sixth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventy-Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4                                   No Rights, Remedies, Etc. Nothing in this Seventy-Sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventy-Sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 2.5                                   Counterparts. This Seventy-Sixth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6                                   Security Agreement; Mailing Address.  To the extent permitted by applicable law, this Seventy-Sixth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Seventy-Sixth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER
CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered	Attest:	/s/ Patricia N. Nash
by the Company in the presence of:		Patricia N. Nash
Secretary

/s/ Joe Rick		[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires: October 22, 2019

[Signatures Continued on Next Page]

[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Jack Ellerin
Signed and delivered		Authorized Agent
by the Trustee in the
Presence of:

/s/ Felicia Powell
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires: April 13, 2018

Exhibit A

All property of the Company (other than Excepted Property and Excludable Property) in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Murray, Talbot, Toombs, Walton, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired, including the following property, to wit:

1. Scherer Parcel 33 — 2648 Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Monroe County, Georgia, being shown and designated as Lot 5, containing 2.20 acres, according to Subdivision for James Wade Williams, said survey recorded in Plat Book 8, Page 138, Monroe County records.  Said lot has such location, size, shapes, metes, bounds and dimensions as shown on said plat which by reference thereto is made a part hereof in aid of a more complete and accurate description.

2. Scherer Parcel 49 — 4645 Juliette Rd. (Monroe County)

All that tract or parcel of land lying and being in Middlebrooks District and the Fifth Land District of Monroe County, Georgia, and in Land Lot 111 of said District. Said tract of land contains 3.068 acres and is bounded on the North by public road leading from Forsyth to Juliette; on the East by lands now or fo1merly owned by Cullen and Myrtise Wilson; and on the Southwest by the lands now or formerly owned by Hardin. Said tract is in the shape of a triangle.

The tract of land herein conveyed is more particularly shown on a certain plat of survey prepared for A.C. Smith, Jr. by John F. Lott, dated September 28, 1968, and recorded in Plat Book 4, Page 15, Clerk’s Office, Monroe Superior Court, and is more particularly described with reference to said plat as follows:

Beginning at an iron pin situated on the southerly right-of- way line of said Forsyth to Juliette public road at the point at which said right-of-way line is intersected by the westerly line of the lands now or formerly owned by Cullen and Myrtise Wilson; running thence South 1 degree 3 minutes 58 seconds west a distance of 387.92 feet to an iron pin situated on the northerly line of the lands now or formerly owned by Hardin; running thence along said lands North 83 degrees 28 minutes 6 seconds West a distance of 693.14 feet to an iron pin on the southerly right-of-way of said Forsyth to Juliette public road; and running thence North 66 degrees 1 minute East a distance of 760.53 feet along said right-of-way line to the point of beginning.

A-1

Schedule 1

RECORDING INFORMATION

FOR

                             COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture
Sixty-Fourth Supplemental Indenture
Sixty-Fifth Supplemental Indenture
Sixty-Sixth Supplemental Indenture
Sixty-Seventh Supplemental Indenture
Sixty-Eighth Supplemental Indenture
Sixty-Ninth Supplemental Indenture
Seventieth Supplemental Indenture
Seventy-First Supplemental Indenture
Seventy-Second Supplemental Indenture
Seventy-Third Supplemental Indenture
Seventy-Fourth Supplemental Indenture
Seventy-Fifth Supplemental Indenture